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                                                                  EXECUTION COPY

                                                                     EXHIBIT 4-6


                          FIFTH SUPPLEMENTAL INDENTURE

                                      FROM

                        MICHIGAN CONSOLIDATED GAS COMPANY

                                       TO

                                 CITIBANK, N.A.

                                     TRUSTEE

                           Dated as of October 1, 2004

                             SUPPLEMENT TO INDENTURE

                            Dated as of June 1, 1998

                                  Providing for

                   5.00% Senior Notes, 2004 Series E due 2019



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      This FIFTH SUPPLEMENTAL INDENTURE is made as of the 1st day of October,
2004, by and between MICHIGAN CONSOLIDATED GAS COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (the "Company"), and CITIBANK, N.A., a national banking association incorporated and existing under and by virtue of the laws of the United States of America, as trustee (the "Trustee").

                            RECITALS OF THE COMPANY:

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of June 1, 1998 (the "Original Indenture"), as amended, supplemented and modified (as so amended, supplemented and modified, the "Indenture"), providing for the issuance by the Company from time to time of its senior debt securities (the "Securities"); and

      WHEREAS, the Company desires to provide for the issuance of a series of its Securities pursuant to the Indenture; and

      WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 10.1 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Supplemental Indenture to the Original Indenture as permitted by
Section 2.1 and Section 3.1 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of, a series of its Securities under the Original Indenture, which shall be known as the "5.00% Senior Notes, 2004 Series E due 2019" (the "Senior Notes"); and

      WHEREAS, all things necessary to make such Securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

      NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

                                    Article I
                       RELATION TO INDENTURE; DEFINITIONS

      Section 1.01.

      This Supplemental Indenture constitutes an integral part of the Indenture.

      Section 1.02.

      For all purposes of this Supplemental Indenture:

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      (a) Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture;

      (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

      (c) The terms "hereof," "herein," "hereby," "hereto," "hereunder," and "herewith" refer to this Supplemental Indenture.

                                   Article II
                                 THE SECURITIES

      This Supplemental Indenture hereby establishes a series of Securities, known as and entitled "5.00% Senior Notes, 2004 Series E due 2019." The aggregate principal amount of the Securities shall be limited initially to One Hundred Twenty Million Dollars ($120,000,000) (except for Senior Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Senior Notes); provided that the Company may, without the consent of the Holders, "reopen" the series of Senior Notes so as to increase the aggregate principal amount of the Senior Notes in compliance with the procedures set forth in the Original Indenture, including Section 3.1 and Section 3.3 thereof, and subject to limitations, if any, on the Company's ability to issue Collateral Bonds securing the additional Senior Notes, so long as (i) any such additional Senior Notes have the same tenor and terms as the Senior Notes then Outstanding
(ii) the Insurer shall have consented and (iii) the Insurer shall have issued a replacement policy reflecting the increase in principal amount of Senior Notes.

      The Senior Notes are not subject to repayment at the option of Holders thereof and are not subject to any sinking fund. As provided in the form of Senior Notes attached hereto as Appendix I, the Senior Notes are subject to optional redemption, as a whole or in part, by the Company prior to the Stated Maturity of the principal thereof on the terms set forth therein. Except as modified in the form of the Senior Notes, redemptions shall be effected in accordance with Article Twelve of the Original Indenture.

      The Senior Notes shall have such other terms and provisions as are set forth in the form of the Senior Notes attached hereto as Appendix I (which is incorporated by reference in and made a part of this Supplemental Indenture as if set forth in full at this place).

      The Senior Notes shall be issuable only in fully registered form and, as permitted by Section 3.1 and Section 3.2 of the Original Indenture, in denominations of $1,000 and integral multiples thereof. The Senior Notes will initially be issued in global form (the "Global Notes") under a book-entry system, registered in the name of The Depository Trust Company, as depository ("DTC"), or its nominee, which is hereby designated as "U.S. Depositary" under the Indenture.

      If (i) the U.S. Depositary notifies the Company that it is unwilling or unable to continue as U.S. Depositary for such Global Note or if at any time such U.S. Depositary ceases to be a clearing agency registered under the Securities Exchange act of 1934, and, in either such case, the Company does not appoint a successor U.S. Depositary within 90 days thereafter, or (ii) there shall occurred and be continuing a Event of Default or an event which, with the giving of notice

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or lapse of time, or both, would constitute an Event of Default, certificates for the Senior Notes will be registered and delivered to Holders of record. Upon receipt of a withdrawal request from the Company, the U.S. Depositary will notify its participants of the receipt of a withdrawal request from the Company and notify its participants that they may utilize the U.S. Depositary's withdrawal procedures if they wish to withdraw their securities from the U.S. Depositary. To the extent that the book-entry system is discontinued or, if the Company fails to appoint a successor U.S. Depositary, certificates for Senior Notes will be registered and delivered to Holders of record.

                                   Article III
                    DELIVERY AND TRANSFER OF COLLATERAL BONDS

      The Company hereby issues, delivers and transfers to the Trustee in connection with the issuance of the Senior Notes, One Hundred Twenty Million Dollars ($120,000,000) aggregate principal amount of a related issue of Collateral Bonds of the Company designated "First Mortgage Bonds, 2004 Series E Collateral Bonds" (the "Related Issue of Collateral Bonds" and, together with all other First Mortgage Bonds issued under the First Mortgage Indenture as security for Securities issued under the Indenture, "Collateral Bonds"), which has been fully registered in the name of the Trustee in such capacity, to be held in trust for the benefit of the Holders from time to time of the Senior Notes as security for any and all obligations of the Company in respect of the Senior Notes of this series under the Indenture, this Supplemental Indenture and the Senior Notes, including but not limited to (1) the full and prompt payment of the interest on, principal of, and premium, if any, on the Senior Notes when and as the same shall become due and payable in accordance with the terms and provisions of the Indenture and this Supplemental Indenture and the Senior Notes, either at the Stated Maturity, upon acceleration of the maturity or upon redemption of the Senior Notes, and (2) the full and prompt payment of any interest on the Senior Notes when and as the same shall become due and payable in accordance with the terms and provisions of the Indenture and this Supplemental Indenture and the Senior Notes. The Trustee shall enforce all of its rights under the First Mortgage Indenture as a holder of the Related Issue of Collateral Bonds transferred to it as provided in this Article III for the benefit of the Insurer and the Holders of the Senior Notes and the proceeds of the enforcement of such rights shall be applied by the Trustee to satisfy the Company's obligations under the Indenture, this Supplemental Indenture and the Senior Notes.

      The Company shall make payments of the principal of, and premium or interest on, the Related Issue of Collateral Bonds to the Trustee, which payments shall be applied by the Trustee in satisfaction of all obligations then due on the Senior Notes.

      The Related Issue of Collateral Bonds shall not be sold or transferred by the Trustee until the earlier of the Release Date or the prior retirement of the Senior Notes through redemption, repurchase or otherwise. The "Release Date" shall be the date that all First Mortgage Bonds of the Company issued and outstanding under the First Mortgage Indenture, other than the Collateral Bonds, have been retired (at, before or after the maturity thereof) through payment, redemption or otherwise, provided that no Default or Event of Default has occurred and, at such time, is continuing under the Indenture.

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                                   Article IV
                                   COVENANTS

      Section 4.01.

      The covenant set forth in Section 11.10 of the Indenture shall apply to the Senior Notes only from and after the Release Date (unless Substituted Collateral Bonds are issued to secure the Senior Notes from and after the Release Date in which case such covenant shall not apply); provided, that, in any case, the Company may issue, assume or guarantee Indebtedness secured by a Lien not otherwise permitted under Section 11.10 so long as it effectively secures the Senior Notes equally and ratably with such Indebtedness.

      Section 4.02.

      The covenant set forth in Section 11.11 of the Indenture shall apply to the Senior Notes only from and after the Release Date (unless Substituted Collateral Bonds are issued to secure the Senior Notes from and after the Release Date in which case such covenant shall not apply).

                                   Article V
                                 MISCELLANEOUS

      Section 5.01.

      The Trustee has accepted the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company.

      Section 5.02.

      This Supplemental Indenture and the Senior Notes shall be construed in connection with and as a part of the Indenture and shall be governed by the laws (other than the choice of law provisions) of the State of New York.

      Section 5.03.

      (a) If any provision of this Supplemental Indenture conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Indenture), by any of the provisions of Section 310 to 317, inclusive, of said act, such required provision shall control.

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      (b) In case any one or more of the provisions contained in this
Supplemental Indenture or in the Senior Notes issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

      Section 5.04.

      Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such name or reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements contained in this Supplemental Indenture by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

      Section 5.05.

      (a) This Supplemental Indenture may be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

      (b) The descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

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      IN WITNESS WHEREOF, MICHIGAN CONSOLIDATED GAS COMPANY has caused this
Supplemental Indenture to be executed by its duly authorized Officer and its corporate seal to be hereunto affixed, and CITIBANK, N.A., as Trustee as aforesaid, has caused this Supplemental Indenture to be executed by one of its authorized signatories, as of October 1, 2004.

                                             MICHIGAN CONSOLIDATED GAS COMPANY

[Corporate Seal]                             By: ______________________________
                                                 N.A. Khouri
                                                 Vice President and Treasurer

                                             CITIBANK, N.A., as Trustee

                                             By: ___________________________
                                                 Wafaa Orfy
                                                 Vice President

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CUSIP: 594457BU6                                                      APPENDIX I

No. R-1                                                             $120,000,000

      THIS NOTE IS IN GLOBAL FORM WITHIN THE MEANING OF THE SENIOR INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A U.S. DEPOSITARY OR A NOMINEE OF A U.S. DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A NOTE IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE U.S. DEPOSITARY TO A NOMINEE OF THE U.S. DEPOSITARY OR BY A NOMINEE OF THE U.S. DEPOSITARY TO THE U.S. DEPOSITARY OR ANOTHER NOMINEE OF THE U.S. DEPOSITARY OR BY THE U.S. DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY.

      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                        MICHIGAN CONSOLIDATED GAS COMPANY

                               5.00% Senior Notes
                             2004 Series E due 2019

Principal Amount: $120,000,000

Authorized Denomination: $1,000

Regular Record Date: close of business on the 15th calendar day (whether or not a Business Day) prior to the relevant Interest Payment Date

Original Issue Date: October 4, 2004

Stated Maturity: October 1, 2019

Interest Payment Dates: April 1 and October 1 of each year, commencing April 1, 2005

Interest Rate: 5.00%  per annum

      MICHIGAN CONSOLIDATED GAS COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (the "Company", which term includes any successor corporation under the Senior Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, at the office or agency of the

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Company in The City of New York, New York, the principal sum of ONE HUNDRED
TWENTY MILLION DOLLARS ($120,000,000) on October 1, 2019 (the "Stated Maturity"), in the coin or currency of the United States, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on April 1, 2005 and on the Stated Maturity at the rate per annum shown above (the "Interest Rate") until the principal hereof is paid or made available for payment and on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Senior Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date; provided that any interest payable at Stated Maturity or on a Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Senior Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Senior Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Senior Indenture.

      Payments of interest on this Senior Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Senior Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest on overdue principal and premium, if any, and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Senior Note. In the event that any Interest Payment Date, Redemption Date or Maturity Date is not a Business Day, then the required payment of principal, premium, if any, and interest will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). "Business Day" means any day other than a day on which banking institutions in the State of New York or the State of Michigan are authorized or obligated pursuant to law or executive order to close.

      Payment of principal of, premium, if any, and interest on the Securities of this series shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on Securities of this series represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent (as defined in the Senior Indenture). If any of the Securities of this series are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of such Securities shall be made at the office of the Paying Agent upon surrender of such Securities to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such

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address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Senior Trustee at least fourteen (14) days prior to the date for payment by the Person entitled thereto.

      UNTIL THE RELEASE DATE (AS DEFINED ON THE REVERSE HEREOF), THIS SENIOR NOTE SHALL BE SECURED BY FIRST MORTGAGE BONDS (THE "FIRST MORTGAGE BONDS") ISSUED AND DELIVERED BY THE COMPANY TO THE SENIOR TRUSTEE (AS DEFINED ON THE REVERSE HEREOF) UNDER THE COMPANY'S TWENTY-NINTH SUPPLEMENTAL INDENTURE DATED AS OF JULY 15, 1989, PROVIDING FOR THE RESTATEMENT OF THE INDENTURE OF MORTGAGE AND DEED OF TRUST DATED AS OF MARCH 1, 1944 BETWEEN THE COMPANY AND CITIBANK, N.A. (THE "MORTGAGE TRUSTEE") which became effective April 1, 1994, AS SUPPLEMENTED BY THE THIRTY-EIGHTH SUPPLEMENTAL INDENTURE (AS SO SUPPLEMENTED, THE "MORTGAGE INDENTURE"). ON THE RELEASE DATE, THE SENIOR NOTES SHALL CEASE TO BE SECURED BY SUCH FIRST MORTGAGE BONDS AND, AT THE COMPANY'S OPTION, EITHER (i) SHALL BECOME UNSECURED GENERAL OBLIGATIONS OF THE COMPANY OR (ii) SHALL BE SECURED BY FIRST MORTGAGE BONDS UNDER A SECURED MORTGAGE INDENTURE OTHER THAN THE MORTGAGE INDENTURE.

      Reference is made to the further provisions of this Senior Note set forth herein. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Senior Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Senior Trustee under the Senior Indenture referred to on the reverse hereof.

      IN WITNESS WHEREOF, MICHIGAN CONSOLIDATED GAS COMPANY has caused this instrument to be duly executed under its corporate seal.

Dated: October 4, 2004

                                           MICHIGAN CONSOLIDATED GAS COMPANY

                                           By: ______________________________
                                               N.A. Khouri
                                               Vice President and Treasurer

Attest:

By: ______________________________________
    Susan M. Beale
    Vice President and Corporate Secretary

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                         CERTIFICATION OF AUTHENTICATION

Dated: October 4, 2004

      This is one of the Securities of the series designated therein referred to in the within-mentioned Senior Indenture.

                                              CITIBANK, N.A., as Trustee

                                              By: ______________________________
                                                  Authorized Officer

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                        MICHIGAN CONSOLIDATED GAS COMPANY

                               5.00% Senior Notes
                             2004 Series E due 2019

      1. Senior Indenture. (a) This Senior Note is one of the duly authorized issue of Securities of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of June 1, 1998, as supplemented by the First Supplemental Indenture, dated as of June 18, 1998, the Second Supplemental Indenture, dated as of June 9, 1999, the Third Supplemental Indenture, dated as of August 15, 2001 and, Fourth Supplemental Indenture dated as of February 15, 2003, and the Fifth Supplemental Indenture dated as of October 1, 2004 between the Company and the Trustee (as so supplemented, the "Senior Indenture"), duly executed and delivered by the Company to Citibank, N.A., as Trustee (herein called the "Senior Trustee," which term includes any successor trustee under the Senior Indenture), to which Senior Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Senior Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any) and may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Senior Indenture. This Security is one of the series designated as the "5.00% Senior Notes, 2004 Series E due 2019" (the "Senior Notes") of the Company.

            (b) The Senior Indenture contains provisions for defeasance at any time of the entire indebtedness of the Senior Notes or certain covenants with respect thereto upon compliance by the Company with certain conditions set forth therein.

      2. Defined Terms. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Senior Indenture.

      "Insurance Paying Agent" means U.S. Bank Trust National Association, New York, New York, or any successor thereto, as the Fiscal Agent under the Policy.

      "Insurer" means MBIA Insurance Corporation, a New York-domiciled stock insurance corporation.

      "Policy" means the financial guaranty insurance policy issued by the Insurer with respect to regularly scheduled payments due for principal of and interest on the Senior Notes as provided in such policy.

      3. Transfer. No service charge will be made for any transfer or exchange of Senior Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

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      The Company shall not be required (a) to issue, transfer or exchange any
Senior Notes except to the Insurer during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice pursuant to
Section 12.4 of the Indenture identifying the serial numbers of the Senior Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any Senior Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Senior Note redeemed in part.

      4. Redemption at the Company's Option. The Senior Notes shall be subject to redemption at the option of the Company, in whole at any time or in part from time to time (any such date of optional redemption, a "Redemption Date" for purposes of the Indenture), at an optional redemption price (which shall be a "Redemption Price" for purposes of the Indenture) equal to the greater of (a) 100% of the principal amount of the Senior Notes to be redeemed on the Redemption Date and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes to be redeemed on that Redemption Date (exclusive of interest accrued to the related Redemption Date) until Stated Maturity, in each case discounted from their respective scheduled payment dates to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate (as defined below) plus 15 basis points as determined by the Reference Treasury Dealer, plus, in each case, accrued and unpaid interest thereon to the Redemption Date.

      "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding such Redemption Date, using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

      "Comparable Treasury Issue" means the United States Treasury security determined by the Reference Treasury Dealer selected by the Company as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the remaining term of the Senior Notes.

      "Comparable Treasury Price" means, with respect to any Redemption Date,
(a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Senior Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations, or (c) if only one Reference Treasury Dealer Quotation is received, such quotation.

      "Reference Treasury Dealer" means each of: (a) UBS Securities LLC (or its affiliates which are Primary Treasury Dealers), and its successors; provided, however, that if UBS Securities LLC shall cease to be a primary U.S. Government securities dealer in the United Stated (a "Primary Treasury Dealer"), the Company shall substitute therefore another Primary Treasury Dealer; and (b) any other Primary Treasury Dealer(s) selected by the Senior Trustee after consultation with the Company.

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      "Reference Treasury Dealer Quotation" means, with respect to each
Reference Treasury Dealer and any optional Redemption Date, the average, as determined by the Senior Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Senior Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

      Unless the Company defaults in payment of the applicable Redemption Price, on and after the applicable Redemption Date interest will cease to accrue on the principal amount of the Senior Notes called for redemption.

      If money sufficient to pay the applicable Redemption Price with respect to the principal amount of and accrued interest on the principal amount of the Senior Notes to be redeemed on the applicable Redemption Date is deposited with the Senior Trustee or Paying Agent on or before the related Redemption Date and certain other conditions are satisfied, then on or after such date, interest will cease to accrue on the principal amount of the Senior Notes called for redemption.

      If the Company elects to redeem all or a portion of the Senior Notes, the redemption will be conditional upon receipt by the Paying Agent or the Senior Trustee of monies sufficient to pay the Redemption Price. If the Senior Notes are only partially redeemed by the Company, the Senior Trustee shall select which Senior Notes are to be redeemed in a manner it deems fair and appropriate in accordance with the terms of the Indenture.

      In the event of redemption of the Senior Notes in part only, a new Senior Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

      The Senior Notes will not have a sinking fund.

      Notice of redemption shall be given as provided in Section 12.4 of the Indenture.

      Any redemption of less than all of the Senior Notes shall, with respect to the principal thereof, be divisible by $1,000.

      5. Special Insurance Provisions.

      (a) Supplemental Indentures. The consent of the Insurer shall be required with respect to any indenture or indentures supplemental to the Indenture requiring the consent of the Holders of the Senior Notes pursuant to Section
10.2 of the Senior Indenture.

      (b) Events of Default and Remedies. So long as the Special Insurance Provisions of this paragraph 5 are applicable, an event of default under the Reimbursement and Indemnity Agreement between the Insurer and the Company, dated October 1, 2004, will constitute an Event of Default under the Senior Indenture. Subject to Section 1.7 of the Senior Indenture and to the Trust Indenture Act, including, without limitation, Sections 316(a)(1) and 317(a) thereof, if an Event of Default with respect to the Senior Notes occurs and is continuing, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Holders of the Senior Notes or the Senior Trustee for the benefit of the Holders of the Senior Notes under the Senior Indenture, including, without limitation, (i) the right to accelerate the principal of the Senior Notes as provided in Section 6.2 of the Indenture and (ii) the right to annul any such declaration of acceleration, and the Insurer shall also be entitled to approve any waiver of an Event of Default with respect to the Senior Notes, the obligation of the Senior Trustee to comply with any direction to be subject to compliance with the conditions set forth in Sections 7.3(e) of the Senior Indenture (as if references in those Sections to Holders were references to the Insurer) and the protections provided to the Senior Trustee by Sections 315(d)(3) of the Trust Indenture Act shall be applicable with respect to any direction from the Insurer given pursuant thereto (as if references in said Section to Holders were references to the Insurer).

      (c) Insurance Policy Payment Procedures.

            (1) In the event that, on the second Business Day, and again on the Business Day, prior to the payment date on the Senior Notes, the Senior Trustee has not received sufficient moneys to pay all principal of and interest on the Senior Notes due on the second following or following, as the case may be, Business Day, the Senior Trustee shall immediately notify the Insurer or its designee on the same Business Day by telephone or telegraph, confirmed in writing by registered or certified mail, of the amount of the deficiency.

            (2) If the deficiency is made up in whole or in part prior to or on the payment date, the Senior Trustee shall so notify the Insurer or its designee.

            (3) In addition, if the Senior Trustee has notice that any Holder has been required to disgorge payments of principal or interest on the Senior Notes to a trustee in bankruptcy or creditors or others pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such Holder within the meaning of any applicable bankruptcy laws, then the Senior Trustee shall notify the Insurer or its designee of such fact by telephone or telegraphic notice, confirmed in writing by registered or certified mail.

            (4) The Senior Trustee is hereby irrevocably designated, appointed, directed and authorized to act as attorney-in-fact for Holders of the Senior Notes as follows:

               (i) If and to the extent there is a deficiency in amounts required to pay interest on the Senior Notes, the Senior Trustee shall (x) execute and deliver to the Insurance Paying Agent, in form satisfactory to the Insurance Paying Agent, an instrument appointing the Insurer as agent for such Holders in any legal proceeding related to the payment of such interest and an assignment to the Insurer of the claims for interest to which such deficiency relates and which are paid by the Insurer, (y) receive as designee of the respective Holders (and not as Senior Trustee) in accordance with the tenor of the Policy payment from the Insurance Paying Agent with respect to the claims for interest so assigned, and (z) disburse the same to such respective Holders; and

               (ii) If and to the extent there is a deficiency in amounts required to pay principal of the Senior Notes, the Senior Trustee shall
      (x) execute and deliver to the Insurance Paying Agent in form satisfactory to the Insurance Paying Agent an instrument appointing the Insurer as agent for such Holders in any legal proceeding relating to the payment of such principal and an assignment to the Insurer of any of the Senior Notes surrendered to the Insurance Paying Agent to the extent of the principal amount thereof as has not previously been paid or for which moneys are not held by the Senior Trustee and available for such payment (but such assignment shall be delivered only if payment from the Insurance Paying Agent is received), (y) receive as designee of the respective Holders (and not as Senior Trustee) in accordance with the tenor of the Policy payment therefor from the Insurance Paying Agent, and (z) disburse the same to such Holders.

      (5) Payments with respect to claims for interest on and principal of Senior Notes disbursed by the Senior Trustee from proceeds of the Policy shall not be considered to discharge the obligation of the Company with respect to such Senior Notes, and the Insurer shall become the owner of such Senior Notes and claims for the interest thereon in accordance with the tenor of the assignment made to it under the provisions of this subsection or otherwise.

      (6) Irrespective of whether any such assignment is executed and delivered, the Company and the Senior Trustee hereby agree for the benefit of the Insurer that,

               (i) They recognize that to the extent the Insurer makes payments, directly or indirectly (as by paying through the Senior Trustee), on account of principal of or interest on the Senior Notes, the Insurer will be subrogated to the rights of such Holders to receive the amount of such principal and interest from the Company, with respect thereon as provided and solely from the sources stated in the Senior Indenture and the Senior Notes; and

               (ii) They will accordingly pay to the Insurer the amount of such principal and interest (including principal and interest recovered under subparagraph (ii) of the first paragraph of the Policy, which principal and interest shall be deemed past due and not to have been paid), with interest thereon as provided in the Senior Indenture and the Senior Notes, but only from the sources and in the manner provided herein for the payment of principal of and interest on the Senior Notes of Holders, and will otherwise treat the Insurer as the owner of such rights to the extent of the amount of such principal and interest.

      (7) In connection with the issuance of additional Senior Notes, the Company shall deliver to the Insurer a copy of the disclosure document, if any, circulated with respect to such additional Senior Notes.

      (8) Copies of any amendments made to the documents executed in connection with the issuance of the Senior Notes which are consented to by the Insurer shall be sent to Standard & Poor's Corporation.

      (9) The Insurer shall receive notice of the resignation or removal of the Senior Trustee and the appointment of a successor thereto.

      (d) Application of Term "Outstanding" to Senior Notes. In the event that the principal and/or interest due on the Senior Notes shall be paid by the Insurer pursuant to the Policy, the Senior Notes shall remain Outstanding for all purposes of the Senior Indenture, not be considered defeased or otherwise satisfied and not be considered paid by the Company, and the Senior Indenture and all covenants, agreements and other obligations of the Company to the Holders of Senior Notes shall continue to exist and such covenants, agreements and other obligations shall run to the benefit of the Insurer, and the Insurer shall be subrogated to the rights of such Holders to the extent of such payment.

      (e) Insurer as Third Party Beneficiary. The Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder.

      (f) Notices. Any notice that is required to be given to a Holder of the Senior Notes or to the Senior Trustee pursuant to the Senior Indenture shall also be provided to the Insurer. All notices required to be given to the Insurer under the Senior Indenture shall be in writing and shall be sent by registered or certified mail addressed to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: IPM-PCF.

      (g) Application of Special Insurance Provisions. These Special Insurance Provisions shall apply notwithstanding anything in the Senior Indenture to the contrary, but only so long as the Policy shall be in full force and effect and the Insurer is not in default thereunder or the subject of bankruptcy, insolvency or similar proceedings except that the Insurer's subrogation rights shall continue to apply to the extent of any payments made by the Insurer under the Policy.

      (h) Amendments or Supplements. The Senior Trustee, in determining whether any amendments or supplements to the Senior Indenture may be made without the consent of the Holders, or in determining whether any action should be taken, shall consider the effect of such action on the rights of the Holders as if the Policy were not in effect.

      6. Security; Release Date. Prior to the Release Date (as hereinafter defined), the Senior Notes shall be secured by First Mortgage Bonds designated as 2004 Series E Collateral Bonds (the "Collateral Bonds"), delivered by the Company to the Senior Trustee for the benefit of the Holders of the Senior Notes. Prior to the Release Date, the Company shall make payments of the principal of, and premium, if any, and or interest on, the Collateral Bonds to the Senior Trustee, which payments shall be applied by the Senior Trustee to satisfaction of all obligations then due on the Senior Notes. Reference is made to the Mortgage Indenture and the Senior Indenture for a description of the rights of the Senior Trustee as holder of the Collateral Bonds, the property mortgaged and pledged under the Mortgage Indenture and the rights of the Company and of the Mortgage Trustee in respect thereof, the duties and immunities of the Mortgage Trustee and the terms and conditions upon which the Collateral Bonds are secured and the circumstances under which additional First Mortgage Bonds may be issued.

      FROM AND AFTER SUCH TIME AS ALL FIRST MORTGAGE BONDS (OTHER THAN COLLATERAL BONDS) ISSUED UNDER THE MORTGAGE INDENTURE HAVE BEEN RETIRED THROUGH PAYMENT, REDEMPTION OR OTHERWISE AT, BEFORE OR AFTER THE MATURITY THEREOF (THE "RELEASE DATE"), THE COLLATERAL BONDS SHALL CEASE TO SECURE THE SENIOR NOTES IN ANY MANNER

PROVIDED THAT NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND AT SUCH TIME IS CONTINUING UNDER THE SENIOR INDENTURE. IN CERTAIN CIRCUMSTANCES PRIOR TO THE RELEASE DATE AS PROVIDED IN THE SENIOR INDENTURE, THE COMPANY IS PERMITTED TO REDUCE THE AGGREGATE PRINCIPAL AMOUNT OF A SERIES OF COLLATERAL BONDS HELD BY THE SENIOR TRUSTEE, BUT IN NO EVENT PRIOR TO THE RELEASE DATE TO AN AMOUNT LESS THAN THE AGGREGATE OUTSTANDING PRINCIPAL AMOUNT OF THE SERIES OF SENIOR NOTES INITIALLY ISSUED CONTEMPORANEOUSLY WITH SUCH COLLATERAL BONDS.

      7. Effect of Event of Default. In case an Event of Default with respect to the Senior Notes shall occur and be continuing, the unpaid principal of the Senior Notes may, subject to the Special Insurance Provisions, be declared due and payable, in the manner, with the effect and subject to the conditions provided in the Senior Indenture.

      8. Amendments and Waivers. The Senior Indenture may be modified by the Company and the Senior Trustee without consent of any Holder with respect to certain matters as described in the Indenture. So long as the Policy shall be in full force and effect and the Insurer is not in default thereunder or the subject to bankruptcy, insolvency or similar proceedings, the Insurer must consent to any such amendment which impacts the Senior Notes insured. In addition, the Senior Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Senior Indenture at any time by the Company and the Senior Trustee with the consent of (a) the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected and (b) so long as the Special Insurance Provisions of paragraph 5 above are applicable, the Insurer. The Senior Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Senior Indenture and certain past defaults under the Senior Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall bind such Holder and all future Holders of this Senior Note and of any note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

      9. Obligations of Company. No reference herein to the Senior Indenture and no provision of this Senior Note or of the Senior Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, if any, and interest on this Senior Note at the time, place, and rate and in the coin or currency herein prescribed.

      10. Denominations, Transfer and Exchange. (a) The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Senior Indenture and subject to certain limitations therein set forth, Senior Notes of this series are exchangeable for a like aggregate principal amount of Senior Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

      (b) As provided in the Senior Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Security Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of this series, and of like tenor, of authorized denominations and for the same maturity and aggregate principal amount, shall be issued to the designated transferee or transferees.

      (c) No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Senior Note for registration of transfer, the Company, the Senior Trustee and any agent of the Company or the Senior Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Senior Trustee nor any such agent shall be affected by notice to the contrary.

      11. No Liability of Certain Persons. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Senior Note or the Senior Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Senior Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Senior Note.

      12. Governing Law. The Senior Indenture and this Senior Note shall for all purposes be governed by, and construed in accordance with, the internal laws of the State of New York.

                             STATEMENT OF INSURANCE

      The Insurer has issued a financial guarantee insurance policy (the "Policy") containing the following provisions, such policy being on file at Citibank, N.A., New York, New York:

      The Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, hereby unconditionally and irrevocably guarantees to any owner, as hereinafter defined, of the following described Obligations, the full and complete payment required to be made by or on behalf of the Company to Citibank, N.A., or its successor (the "Paying Agent"), of an amount equal to (i) the principal of (either at the stated maturity or by any advancement of maturity pursuant to a mandatory sinking fund payment) and interest on, the Obligations (as that term is defined below) as such payments shall become due but shall not be so paid (except that in the event of any acceleration of the due date of such principal by reason of mandatory or optional redemption or acceleration resulting from default or otherwise, other than any advancement of maturity pursuant to a mandatory sinking fund payment, the payments guaranteed hereby shall be made in such amounts and at such times as such payments of principal would have been due had there not been any such acceleration); and
(ii) the reimbursement of any such payment which is subsequently recovered from any owner pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such owner within the meaning of any applicable bankruptcy law. The amounts referred to in clauses (i) and (ii) of the preceding sentence shall be referred to herein collectively as the "Insured Amounts." "Obligations" shall mean:

                                  $120,000,000
                        Michigan Consolidated Gas Company
                   5.00% Senior Notes, 2004 Series E Due 2019

      Upon receipt of telephonic or telegraphic notice, such notice subsequently confirmed in writing by registered or certified mail, or upon receipt of written notice by registered or certified mail, by the Insurer from the Paying Agent or any owner of an Obligation the payment of an Insured Amount for which is then due, that such required payment has not been made, the Insurer on the due date of such payment or within one business day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with U.S. Bank Trust National Association, in New York, New York, or its successor, sufficient for the payment of any such Insured Amounts which are then due. Upon presentment and surrender of such Obligations or presentment of such other proof of ownership of the Obligations, together with any appropriate instruments of assignment to evidence the assignment of the Insured Amounts due on the Obligations as are paid by the Insurer and appropriate instruments to effect the appointment of the Insurer as agent for such owners of the Obligations in any legal proceeding related to payment of Insured Amounts on the Obligations, such instruments being in a form satisfactory to U.S. Bank Trust National Association, U.S. Bank Trust National Association shall disburse to such owners or the Paying Agent payment of the Insured Amounts due on such Obligations, less any amount held by the Paying Agent for the payment of such Insured Amounts and legally available therefor. The Policy does not insure against loss of any prepayment premium which may at any time be payable with respect to any Obligation.

      As used herein, the term "owner" shall mean the registered owner of any Obligation as indicated in the books maintained by the Paying Agent, the Company, or any designee of the Company for such purpose. The term "owner" shall not include the Company or any party whose agreement with the Company constitutes the underlying security for the Obligations.

      Any service of process on the Insurer may be made to the Insurer at its offices located at 113 King Street, Armonk, New York 10504 and such service of process shall be valid and binding.

      This Policy is non-cancellable for any reason. The premium on this Policy is not refundable for any reason including the payment prior to maturity of the Obligations.

      THE FOLLOWING ABBREVIATIONS SHALL BE CONSTRUED AS THOUGH THE WORDS SET FORTH BELOW OPPOSITE EACH ABBREVIATION WERE WRITTEN OUT IN FULL WHERE SUCH ABBREVIATION APPEARS:

TEN COM -- as tenants in common   (Name) CUST (Name) UNIF -- (Name) as Custodian
TEN ENT -- as tenants by the      GIFT MIN ACT (state) for (name) under the
           entirety                     (State) Uniform Gifts to Minors Act
JF TEN -- as joint tenants with
          right of survivorship
          and not as tenants
          in common

ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

                 ______________________________________________

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

_______________________________________________________________________________

             (Insert assignee's social security or tax I.D. number)

_______________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: ________________          Your Signature: _______________________________
                                                 (Sign exactly as your name
                                                 appears on the other side of
                                                 this Note)

Signature Guarantee: ___________________________________________________________
                     (Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Transfer Agent, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.)

Social Security Number or Taxpayer Identification
Number: ____________________________________________